UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016 (April 4, 2016)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 5100

Houston, Texas 77002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 840-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2016, Linn Energy, LLC (the “Company”), Linn Energy Finance Corp. (together with the Company, the “Issuers”), and all of the Company’s material subsidiaries, other than Berry Petroleum Company, LLC (collectively, the “Guarantors”), entered into a settlement agreement (the “Settlement Agreement”) with certain holders (the “Settling Holders”) of the Issuers’ $1.0 billion of outstanding 12% Senior Secured Second Lien Notes due 2020 (the “Notes”) and Delaware Trust Company, as successor trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee” and, together with the Issuers, the Guarantors, the Settling Holders, and the Trustee, the “Parties”). The Settlement Agreement was executed by the Settling Holders, which collectively hold more than two-thirds of the outstanding principal amount of the Notes.

In accordance with the indenture governing the Notes dated as of November 20, 2015 (the “Indenture”), the collateral trust agreement dated as of November 20, 2015, and certain exchange agreements dated as of November 13, 2015, the Issuers and the Guarantors have agreed to deliver to the Collateral Trustee, and make arrangements for recordation of, the mortgages. The Indenture required the Issuers and the Guarantors to deliver and make arrangements for recordation of mortgages by February 18, 2016, subject to a 45-day grace period. The Issuers and the Guarantors had previously elected to exercise their right to the grace period and not deliver or make arrangements for recordation of the mortgages and, as a result, were in default under the Indenture. The Issuers and the Guarantors have since delivered and made arrangements for recordation of the mortgages and are no longer in default under the Indenture.

The Settlement Agreement, upon its effectiveness, provides that the Parties will commence good faith negotiations with each other regarding the terms of a potential comprehensive and consensual restructuring, including a potential restructuring under a chapter 11 plan of reorganization. If the Parties are unable to reach agreement on the terms of a consensual restructuring on or before the date on which such chapter 11 cases are commenced (or such later date as mutually agreed to by the Parties), the Parties will support entry by the bankruptcy court of a settlement order that, among other things, (i) approves the issuance of additional Notes, in the principal amount of $1 billion plus certain accrued interest, on a proportionate basis to existing holders of the Notes and (ii) releases the mortgages and other collateral upon the issuance of the additional Notes (the “Settlement Order”).

The Settlement Agreement terminates upon, among other events, (i) the expiration of 91 days after effectiveness of the Settlement Agreement, unless the Issuers and the Guarantors have commenced chapter 11 cases, or (ii) entry by the bankruptcy court of a final, non-appealable order denying the Issuers’ and the Guarantors’ motion seeking entry of the Settlement Order.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The foregoing description of the Settlement Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated as of April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINN ENERGY, LLC

Date: April 5, 2016	By:	/s/ Candice J. Wells
	Name:	Candice J. Wells
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

10.1	Settlement Agreement, dated as of April 4, 2016.

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